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EXHIBIT 5.1

CAMPION MACDONALD LETTERHEAD

June 13, 2003
PLC Systems Inc.
10 Forge Park
Franklin, MA 02038

Dear Sirs/Mesdames:

  Re:
  Registration Statement on Form S-8
  Our File: 20030293

        We have acted as Yukon Territory counsel on behalf of PLC Systems Inc., a corporation organized under the laws of the Yukon Territory, Canada (the "Company"), in connection with the registration of 1,000,000 shares of Common Stock of the Company (the "Common Stock") issuable under the Company's 2000 Equity Incentive Plan (the "Plan"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about June 13, 2003. We have also examined the proceedings and other actions taken by the Company in connection with this authorization of the shares of Common Stock issuable under the Plan and such other matters as we deemed necessary for purposes of rendering this opinion.

        Based upon the foregoing, and in reliance thereon, we are of the opinion, as of the date hereof, that the shares of Common Stock issuable under the Plan, when issued, delivered and paid for in accordance with the Plan and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Yukon Territory.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Your very truly,
CAMPION MACDONALD
/s/ GRANT MACDONALD, Q.C.
Grant Macdonald, Q.C. GCH/mlp

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CAMPION MACDONALD LETTERHEAD